7.80% Trust Issued Preferred Securities

                 (Liquidation amount $25 per Preferred Security)

                        of Bear Stearns Capital Trust III

                     fully and unconditionally guaranteed by

                         The Bear Stearns Companies Inc.

                             Underwriting Agreement
                             ----------------------



                                          May 3, 2001


To the Several Underwriters named
in Schedule I hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Ladies and Gentlemen:

            Bear Stearns Capital Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and The Bear Stearns Companies Inc., a Delaware corporation (the "Guarantor"), as depositor of the Trust and as Guarantor under the Guarantee referred to herein, propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), the number of shares of preferred securities referred to in Schedule I hereto (the "Securities") in the aggregate amount set forth in such Schedule I. The proceeds of the sale of the Securities and of the common securities of the Trust (the "Common Securities") to be sold by the Trust to the Guarantor are to be invested in the 7.80% junior subordinated deferrable interest debentures of the Guarantor (the "Subordinated Debentures") referred to in Schedule II hereto, to be issued pursuant to an indenture (and any supplements and/or amendments thereto) (the "Indenture") between the Guarantor and the trustee named in Schedule II (the "Debenture Trustee"). The Securities will be guaranteed on a subordinated basis by the Guarantor to the extent set forth in the guarantee agreement referred in
Schedule I hereto (the "Guarantee") between the Guarantor and the guarantee trustee named in Schedule II (the "Guarantee Trustee").

            1. Representations and Warranties. Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, the Underwriters that:

            (a) Each of the Trust and the Guarantor meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a Registration Statement (the file number of which is set forth in Schedule II hereto) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of securities that include the Securities. The Trust and the Guarantor have filed one or more amendments to such Registration Statement as may have been required to be filed through the date hereof and may have used a Preliminary Final Prospectus, each of which, if any, has previously been furnished to you. Such Registration Statement, as so amended (if applicable), has become effective. The offering of the Securities is a Delayed Offering and, accordingly, it is not necessary that any further information with respect to the Securities and the offering thereof required by the 1933 Act and the Regulations thereunder be included in an amendment to such Registration Statement prior to the Effective Date. Each of the Trust and the Guarantor will file with the Commission pursuant to Rules 415 and 424(b)(2), (3) or (5) a final prospectus supplement to the form of prospectus included in such Registration Statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree, in writing, to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as either the Trust or the Guarantor has advised you, prior to the Execution Time, will be included or made therein.

            (b) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including all exhibits, documents and financial statements incorporated by reference, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as such term is hereinafter defined), shall also mean such registration statement as so amended. "Rule 415," "Rule 424" and "Regulation S-K" refer to such rules or regulation under the 1933 Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder (the "1934 Act") on or before the effective date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment," or

      "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

            (c) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto; and the Guarantor is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries considered as one enterprise (any such material adverse effect being hereinafter referred to as a "Material Adverse Effect").

            (d) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware with the trust power and authority to own its property and conduct its business as described in the Final Prospectus and any amendment or supplement thereto. The Trust has conducted no business to date and will conduct no business other than the transactions contemplated by this Agreement and the amended and restated trust agreement among the Guarantor, as depositor, and the trustees named therein (the "Trustees"), the administrators named therein and the holders, from time to time, of the Securities and the Common Securities (as amended and restated from time to time, the "Trust Agreement") and as described in the Final Prospectus and any amendment or supplement thereto. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Final Prospectus and any amendment or supplement thereto. The Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Final Prospectus and any amendment or supplement thereto. The Trust is not a party to or subject to any action, suit or proceeding of any nature. The Trust is a "grantor trust" and is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes.

            (e) The Securities have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement and the Trust Agreement, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement. The Securities will conform in all material respects to the description thereof in the Final Prospectus and any amendment or supplement thereto. The Subordinated Debentures, this Agreement, the Indenture, the Guarantee and the Trust Agreement have each been duly authorized and, at the Closing Date (as defined in Section 3 hereof), when executed and delivered by the Guarantor against payment therefor as of the Closing Date, and, (i) in the case of the Subordinated Debentures, when issued by the Guarantor and duly authenticated by the Debenture Trustee, (ii) in the case of the Indenture, by the Trustee named therein, (iii) in the case of the Guarantee, by the Guarantee Trustee (as defined in the Guarantee), (iv) in the case of this Agreement, by the Depositor (as defined in the Trust Agreement), and (v) in the case of the Trust Agreement, by the Trustees and Administrators (each as defined in the Trust Agreement), will constitute valid and legally binding obligations of the Guarantor and the Trust, as applicable, and in the case of the Subordinated Debentures, will also be entitled to the benefits provided by the Indenture, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Subordinated Debentures, the Indenture, this Agreement, the Guarantee and the Trust Agreement will conform in all material respects to the descriptions thereof in the Final Prospectus; the Indenture and the Guarantee substantially comply with the Trust Indenture Act.

            (f) The holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that the holders of the Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement.

            (g) The Trust has all trust power and authority necessary to execute and deliver this Agreement, and the Securities and to perform its obligations hereunder and thereunder. The issuance and sale of the Securities and the Common Securities by the Trust, the purchase of the Subordinated Debentures by the Trust and the compliance by the Trust with the provisions of the Securities, the Trust Agreement and this Agreement and the consummation of the transactions herein and therein contemplated do not, as of the date hereof, and will not as of the Closing Date, (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Trust is a party or by which the Trust or its properties or assets may be bound or subject, or
      (B) violate or conflict with any provisions of the Trust Agreement, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Trust, or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Trust, or any of its properties or assets, is required for the execution, delivery and performance of this Agreement, and the Trust Agreement and the compliance with the provisions hereby and thereby, the issuance, sale and delivery of the Securities and Common Securities by the Trust and the purchase of the Subordinated Debentures by the Trust, except such as may be required under applicable state securities or "blue sky" laws.

            (h) On the Effective Date, and at all times subsequent thereto to and including the Closing Date (as such term is defined in Section 3), and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment to the Registration Statement shall become effective, the Registration Statement (including any post effective amendment) and the Final Prospectus (as amended or as supplemented if the Guarantor and the Trust shall have filed with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus) will comply with the requirements of the 1933 Act, the 1934 Act, the Trust Indenture Act and the Regulations promulgated under each of the 1933 Act, the 1934 Act and the Trust Indenture Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Final Prospectus which has not then been set forth in such an amendment or supplement; and each Basic Prospectus and each Preliminary Final Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; provided, however, that neither Guarantor nor the Trust makes any representation and warranty as to information contained in or omitted from (i) the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus made in reliance upon and in conformity with information furnished to the Guarantor or the Trust, in writing, by any Underwriter expressly for use in the Registration Statement or such Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus and (ii) the Statement of Eligibility and Qualification on Form T-1 of the Debenture Trustee, the Property Trustee under the Trust Agreement and the Guarantee Trustee under the Trust Indenture Act, except statements or omissions in such statements made in reliance upon information furnished to such trustees by or on behalf of the Guarantor or the Trust for inclusion therein.

            (i) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, nor has any of such authorities instituted or, to the knowledge of either the Guarantor or the Trust, threatened to institute any proceedings with respect to a Stop Order in any jurisdiction in which the Securities are to be sold, nor, with respect to accuracy at the Closing Date, has there been any Stop Order issued or proceedings with respect to a Stop Order instituted or, to the knowledge of either the Guarantor or the Trust, threatened on or after the effective date of the Registration Statement in any jurisdiction.

            (j) The documents incorporated by reference in the Final Prospectus and any amendment or supplement thereto (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, in all material respects, with the requirements of the 1933 Act, or the 1934 Act, the Trust Indenture Act, as applicable, and the Regulations promulgated under each of the 1933 Act, the 1934 Act and the Trust Indenture Act, and on the Effective Date and through and including the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (k) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries considered as one enterprise.

            (l) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Trust.

            (m) The Guarantor has all corporate power and authority necessary to execute and deliver this Agreement, the Indenture, the Subordinated Debentures, the Guarantee and the Trust Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement, the Indenture, the Guarantee and the Trust Agreement, the issuance, authentication, and sale of the Subordinated Debentures by the Guarantor, and compliance with the provisions hereof and thereof by the Guarantor, do not, as of the date hereof, and will not, as of the Closing Date, (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries considered as one enterprise pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries or their respective properties or assets may be bound or subject and that is material to the Guarantor and its subsidiaries considered as one enterprise, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Guarantor or any of its subsidiaries, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Guarantor or any of its subsidiaries, or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Guarantor or any of its subsidiaries, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement, the Indenture, the Guarantee and the Trust Agreement and the compliance with the provisions hereof and thereof, including the issuance, authentication, sale and delivery of the Subordinated Debentures, except such as may be required under applicable state securities or "blue sky" laws.

            (n) The Common Securities have been duly authorized and when issued and delivered at the Closing Date against payment therefor, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Final Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; on the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever; and the Common Securities and the Securities are the only interests authorized to be issued by the Trust.

            (o) Neither the Trust nor the Guarantor is or, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (p) Except for Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Holdings Limited ("BSHL"), no subsidiary of the Guarantor is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Regulations; each of Bear Stearns, BSSC, BSIL and BSHL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto and is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of Bear Stearns, BSSC, BSIL and BSHL has been duly authorized and validly issued and is fully paid and non-assessable and was not issued in violation of or subject to preemptive rights, and, except for directors' qualifying shares, is owned, directly or indirectly, by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever.

            (q) There are no holders of securities of either the Guarantor or the Trust or any of their respective subsidiaries who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Guarantor, the Trust or any of their respective subsidiaries registered under the 1933 Act in connection with the offering contemplated by the Final Prospectus.

            (r) The Securities have been rated investment grade by at least one nationally recognized rating agency.

            (s) Deloitte & Touche LLP, the accountants who certified the financial statements included or incorporated by reference in the Guarantor's most recent Annual Report on Form 10-K which is incorporated by reference in the Final Prospectus, were independent public accountants at the time such statements were certified and during the periods covered by such statements as required by the 1933 Act and the Regulations.

            (t) The financial statements of the Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the 1934 Act and the Regulations promulgated thereunder) applied on a consistent basis.

            (u) Except as may be set forth in the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Guarantor, threatened against or affecting, the Guarantor, the Trust, Bear Stearns, BSSC, BSIL or BSHL which is required to be disclosed in the Registration Statement or Final Prospectus, or would have a Material Adverse Effect or would otherwise be expected to materially and adversely affect the consummation of the transactions contemplated hereby or by the Indenture, the Guarantee or the Trust Agreement.

            (v) The Guarantor, the Trust, Bear Stearns, BSSC, BSIL and BSHL possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to obtain such certificates, authorities or permits, individually or in the aggregate, would not have a Material Adverse Effect. None of the Guarantor, the Trust, Bear Stearns, BSSC, BSIL and BSHL has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the financial condition, results of operations, business or properties of the Guarantor and its subsidiaries considered as one enterprise. There are no contracts or documents of the Guarantor, the Trust, Bear Stearns, BSSC, BSIL or BSHL which are required to be filed as exhibits to, disclosed in or summarized in the Registration Statement or the Final Prospectus by the 1933 Act or the Regulations which have not been (or which will not be, as the case may be) so filed, disclosed or summarized.

            2. Purchase and Sale. On the basis of the terms and conditions and in reliance upon the representations, warranties, covenants and agreements herein set forth, the Guarantor and the Trust agree that the Trust will sell to the Underwriters, and the Underwriters agree to purchase from the Trust, in the respective amounts set forth opposite their names on Schedule I hereto and at the purchase price set forth in Schedule II hereto, the Securities. The obligations of the Underwriters under this Section 2 are several and not joint.

            In addition, the Trust hereby grants to the Underwriters an option to purchase up to an additional 1,500,000 Securities (the "Option Securities"). This option may be exercised only to cover over-allotments in the sale of Securities by the Underwriters. The Option Securities shall be purchased severally for the account of the Underwriters in proportion to the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto, subject in each case to such adjustments as Bear Stearns in its sole discretion shall make to eliminate any sales or purchases of fractional shares and at the purchase price set forth in Schedule II hereto. This option may be exercised by Bear Stearns on the basis of the representations, warranties, covenants, and agreements of each of the Guarantor and the Trust herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice by Bear Stearns to the Trust. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the time and date, as determined by Bear Stearns, when such Option Securities are to be delivered (such time and date are herein called the "Second Closing Date").

            As compensation to the Underwriters for their commitment hereunder, and in view of the fact that the proceeds from the sale of the Securities and the Option Securities, if any, will be used by the Trust to purchase the Subordinated Debentures, upon payment of the purchase price for the Securities and the Option Securities, if any, as contemplated in the two immediately preceding paragraphs, the Guarantor on the Closing Date and on the Second Closing Date, if any, will pay by wire transfer of immediately available funds to the Underwriters the amount per Security and Option Security, if any, set forth in Schedule II hereto in respect of the Securities and the Option Securities, if any, to be delivered by the Trust hereunder on the Closing Date and on the Second Closing Date, if any.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement among the Underwriters, the Trust and the Guarantor (such date and time of delivery of and payment for the Securities being herein called the "Closing Date"). The Securities to be purchased by the Underwriters hereunder will be represented by one or more global Securities which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian. Delivery of the Securities shall be made by causing DTC to credit the Securities to the account of the Underwriters at DTC, against payment by the Underwriters of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule II.

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and the delivery of certificates for, such Option Securities shall be made at the office, on the Second Closing Date and at the time specified in Schedule II hereto, which date and time may be postponed by agreement among the Underwriters, the Trust and the Guarantor.

            The Trust and the Guarantor agree to have the certificates representing the Securities available for checking in New York, New York, on the business day prior to the Closing Date and agree to have the certificates representing the Option Securities available for checking in New York, New York, on the business day prior to the Second Closing Date.

            4. Covenants of the Guarantor and the Trust. Each of the Guarantor and the Trust covenant and agree with the several Underwriters as follows:

            (a) Each of the Guarantor and the Trust will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, to become effective as promptly as possible. The Guarantor will notify you immediately, and confirm such notice in writing, (i) when the Registration Statement (including any amendments thereto) becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of a Stop Order suspending the effectiveness of the Registration Statement (including any post-effective amendment thereto) or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission and (v) of the receipt by either the Trust or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation, or threatening, of any proceeding for that purpose. If the Commission shall propose or enter a Stop Order at any time, each of the Guarantor and the Trust will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the withdrawal of such order as soon as possible. Neither the Guarantor nor the Trust will file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus before or after the Effective Date unless the Guarantor or the Trust, as applicable, has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

            (b) During the time when a prospectus relating to the Securities is required to be delivered hereunder or under the 1933 Act or the Regulations, the Guarantor and the Trust will comply with all requirements imposed upon it by the 1933 Act and the Trust Indenture Act as now existing and as hereafter amended, and by the Regulations promulgated under each of the 1933 Act and the Trust Indenture Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Securities in accordance with the provisions thereof and the Final Prospectus. If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act or the Regulations, any event shall have occurred as a result of which, in the judgment of the Guarantor and the Trust, you or your counsel, the Final Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus or

      Registration Statement to comply with the 1933 Act, the Trust Indenture Act or the Regulations promulgated thereunder, and the Guarantor and the Trust will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible and will deliver to the several Underwriters, without charge, such number of copies thereof as may be reasonably requested by the Underwriters; provided that the Guarantor and the Trust will promptly notify you if such judgment has been reached by them.

            (c) The Guarantor and the Trust will promptly deliver to you a copy of the Registration Statement, including exhibits and all amendments thereto, and the Guarantor and the Trust will promptly deliver without charge to you such number of copies of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as may be reasonably requested by the Underwriters.

            (d) Each of the Guarantor and the Trust will endeavor in good faith, in cooperation with you, to timely qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided that in no event shall either the Guarantor or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business.

            (e) Each of the Guarantor and the Trust will make generally available (within the meaning of Section 11(a) of the 1933 Act and Rule 158 of the Regulations) to its security holders and to you as soon as practicable an earnings statement which need not be audited but which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

            (f) Each of the Guarantor and the Trust, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act and the Regulations promulgated thereunder.

            (g) During the period of one year after the date hereof, the Guarantor and the Trust will furnish to you (i) as soon as publicly available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, annual report to stockholders and definitive proxy statement of the Guarantor and the Trust filed with the Commission under the 1934 Act and the Regulations promulgated thereunder or mailed to stockholders and (ii) from time to time, such other information concerning the Guarantor and the Trust as you may reasonably request.

            (h) Each of the Guarantor and the Trust will apply the proceeds from the sale of the Securities as set forth under the caption "Use of Proceeds" in the Final Prospectus.

            (i) Prior to the Closing Date, the Guarantor and the Trust shall furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Guarantor and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Registration Statement and the Final Prospectus.

            (j) The Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the "NYSE").

            (k) Each of the Guarantor and the Trust will comply with all provisions of all undertakings contained in the Registration Statement.

            (l) Each of the Guarantor and the Trust consent to the use of the Final Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Final Prospectus is required by law to be delivered in connection therewith.

            (m) Prior to the Closing Date, the Guarantor and the Trust will not, without the consent of the Underwriters, offer, sell or contract to sell, or announce the offering of, shares of any class of capital stock of either the Guarantor or the Trust (other than the Securities) which is ranked prior as to the payment of dividends, or as to the distribution of assets upon any liquidation, dissolution or winding up of either the Guarantor or the Trust over shares of any other class of capital stock of either of the Guarantor and the Trust.

            5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Guarantor and the Trust hereby covenant and agree with the several Underwriters that the Guarantor and the Trust will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor's and the Trust's counsel and accountants in connection with the registration of the Securities under the 1933 Act, the qualification of the Indenture and the Guarantee under the Trust Indenture Act, and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the issuance, transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, any "blue sky" and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the "blue sky" and legal investment memoranda; (v) any fees charged by securities rating agencies for rating the Securities and the Subordinated Debentures; (vi) any filing fees incident to any required reviews by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities; (vii) the costs and expenses of any qualified independent underwriter which may be required by the rules and regulations of the NASD;

(viii) all costs and expenses incident to listing the Securities on the NYSE or other national securities exchange; (ix) the cost of preparing certificates for the Securities and the cost and charges of any Trustee and its nominee for acting as a depository for the Securities and otherwise effecting any book entry ownership system for the Securities; (x) the cost and charges of the Trustee, any transfer agent, calculation agent, registrar or disbursing agent; and (xi) all other costs and expenses incident to the performance of the Guarantor's and the Trust's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

            If this Agreement is entered into and the purchase of Securities by the Underwriters pursuant to this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11(b) hereof or because of any refusal, inability or failure on the part of the Guarantor or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Guarantor or the Trust will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities shall be subject to the continuing accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Guarantor and the Trust made in any certificates delivered pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, the Registration Statement shall have become effective not later than 6:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to, in writing, by you, and, if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).

            (b) At the Closing Date (i) no Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act, and no proceeding under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any national securities exchange; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied; (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Guarantor and the Trust as of the date of this Agreement shall not have been lowered since the execution of this Agreement and no such agency shall have publicly announced since the execution of this Agreement that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of either of the Guarantor or the Trust; and (iii) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of either of the Guarantor or the Trust or their respective subsidiaries, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.

            (c) At the Closing Date, you shall have received the opinion of Cadwalader, Wickersham & Taft, counsel for the Guarantor and the Trust, dated the date of delivery and substantially in the form set forth in
      Schedule III hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to Underwriters' Counsel.

            (d) At the Closing Date, you shall have received the opinion of Mark
      E. Lehman, Esq., Senior Managing Director of the Guarantor's Legal & Compliance Department, dated the date of delivery and substantially in the form set forth in Schedule IV, addressed to the Underwriters and in form and scope reasonably satisfactory to Underwriters' Counsel.

            (e) At the Closing Date, you shall have received a certificate of the Chief Financial Officer or the Controller of each of the Guarantor and the Trust, dated the date of delivery, to the effect that the conditions set forth in subsections (a) and (b) of this Section 6 have been satisfied, that as of the date hereof and at the date of delivery, the representations and warranties of each of the Guarantor and the Trust set forth in Section 1 hereof are accurate, and that at the date of delivery, the obligations of each of the Guarantor and the Trust to be performed hereunder on or prior thereto have been duly performed in all material respects.

            (f) At each of the Execution Time and the Closing Date, you shall have received a letter (which may be an update or "bringdown" letter) from Deloitte & Touche LLP, independent public accountants for the Guarantor and its subsidiaries, and the Trust dated the date of delivery, substantially in the form set forth in Schedule VI hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to you.

            (g) The Underwriters shall have received from Kramer Levin Naftalis & Frankel LLP ("Underwriters' Counsel") an opinion, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus, and any amendments or supplements to the Registration Statement or Final Prospectus and such other related matters, as you may reasonably require, and either the Trust or the Guarantor shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (h) All proceedings taken in connection with the offering and sale of the Securities as contemplated herein shall be satisfactory in form and scope to you and to Underwriters' Counsel, and, prior to the Closing Date, either the Trust or the Guarantor shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (i) The NASD, upon review of the terms of the public offering of the Securities, shall have no objections to the fairness of the underwriting terms and arrangements of the offering.

            (j) At the Closing Date, Form 8-A under the 1934 Act (the "Form 8-A") shall have become effective.

            (k) Richards Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, shall have furnished to the several Underwriters an opinion dated the Closing Date, substantially in the form set forth in
      Schedule V hereto, addressed to the several Underwriters and in form and scope reasonably satisfactory to Underwriters' Counsel.

            (l) Cadwalader, Wickersham & Taft, tax counsel for the Guarantor, shall have furnished to the several Underwriters an opinion, dated the Closing Date, to the effect that such firm confirms its opinion set forth in the Final Prospectus under the caption "Certain Federal Income Tax Consequences."

            (m) The Guarantor shall have furnished to the several Underwriters such further information, certificates and documents as they may reasonably request prior to the Closing Date.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the several Underwriters and counsel for the several Underwriters, this Agreement and all obligations of the several Underwriters, hereunder may be cancelled at, or at any time prior to, the Closing Date by the several Underwriters. Notice of such cancellation shall be given to the Guarantor and the Trust in writing or by telephone or telegraph confirmed in writing.

            7.    Indemnification.
                  ---------------

            (a) Each of the Guarantor and the Trust agree, jointly and severally, to indemnify and hold harmless each Underwriter and their affiliates, if any, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which you or any such person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any related Basic Prospectus, Preliminary Final Prospectus, or Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading or
      (ii) any breach of any representation, warranty, covenant or agreement of the Guarantor or the Trust contained in this Agreement; provided, however, that neither the Guarantor nor the Trust will be liable to any Underwriter or any person so controlling such Underwriter in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to either the Guarantor or the Trust by or on behalf of any Underwriter through you expressly for use therein, such written information being as set forth in penultimate sentence of subsection (b) below, or (y) any failure of such Underwriter to deliver the Final Prospectus to a purchaser of Securities as required by applicable law. This indemnity agreement will be in addition to any liability which the Guarantor or the Trust may otherwise have including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless each of the Guarantor and the Trust, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls either of the Guarantor or the Trust within the meaning of Section 15 of the 1933 Act or
      Section 20(a) of the 1934 Act against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all out-of-pocket expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint and several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any related Basic Prospectus, Preliminary Final Prospectus or Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Basic Prospectus, Preliminary Final Prospectus or Final Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to either of the Guarantor or the Trust by or on behalf of such Underwriter through you expressly for use therein. For all purposes of this Agreement, the identification of the name of, and the number of shares of Preferred Securities to be purchased by, each of the

      Underwriters, amounts of the selling concession and reallowance, and the stabilization language set forth under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Basic Prospectus or Preliminary Final Prospectus, the Final Prospectus, or the Registration Statement (as from time to time amended or supplemented), or any amendment or supplement thereto. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

            (c) Promptly after receipt by an indemnified party under subsection
      (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this
      Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) at any time for the indemnified party or parties, which firm shall be designated in writing by the indemnified party or parties, unless such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the other indemnified party or parties (in which case the indemnifying party shall be liable for the fees and expenses of only one additional separate firm (together with appropriate local counsel) for such indemnified party or parties at any time)), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from the Trust or the Guarantor or is insufficient to hold harmless a party indemnified thereunder, the Guarantor and the Trust, on one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Guarantor and the Trust, any contribution received by the Guarantor and the Trust from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Guarantor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Guarantor and the Trust who signed the Registration Statement and directors of the Guarantor and the Trust) to which the Guarantor and the Trust and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Guarantor and the Trust, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Guarantor and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Trust, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Guarantor and the Trust, bear to the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Guarantor and the Trust, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor and the Trust, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Guarantor and the Trust, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Guarantor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Guarantor and the Trust who shall have signed the Registration Statement and each director of the Guarantor and the Trust shall have the same rights to contribution as the Guarantor and the Trust, subject in each case to clauses (i) and (ii) of the preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

            9.   Default by an Underwriter.
                 -------------------------

            (a) If any Underwriter or Underwriters shall default at the Closing Date in its or their obligation to purchase the Securities hereunder and if the number of shares of the Securities to which such default relates does not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the total number of shares of the Securities that all Underwriters have agreed to purchase hereunder, then such shares of the Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

            (b) If such default relates to more than 10% of the total number of shares of the Securities that all the Underwriters have agreed to purchase, you may in your discretion arrange for yourself or for another party or parties (including any other non-defaulting Underwriter or Underwriters who so agree) to purchase the shares of the Securities to which such default relates on the terms contained herein. If within five calendar days after such a default you do not arrange for the purchase of the shares of the Securities to which such default relates as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Guarantor or the Trust with respect thereto (except in each case as provided in Sections 5, 7 and 8 hereof) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Guarantor or the Trust for damages occasioned by its or their default hereunder.

            (c) If the shares of the Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Guarantor shall have the right to postpone the Closing Date for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents and arrangements, and each of the Guarantor and the Trust agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

            10. Survival of Representations and Agreements. All representations warranties, covenants and agreements of the Underwriters and the Guarantor and the Trust contained in this Agreement, including the representations and warranties contained in Section 1, the agreements contained in Sections 4 and 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Guarantor and the Trust, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11 hereof shall survive the termination of this Agreement including pursuant to Section 11 hereof.

            11.  Effective Date of this Agreement and Termination.
                 ------------------------------------------------

            (a) This Agreement shall become effective as of the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Securities or the time, after the Registration Statement becomes effective, when the Securities are first released by you for offering by you or dealers by letter or telegram, whichever shall first occur. You or the Guarantor and the Trust may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(c) before the time this Agreement becomes effective.

            (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date if, after the date hereof: (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the NYSE or the American Stock Exchange or in the over-the-counter market; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities;
      (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or on the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities; (v) any restriction materially adversely affecting the distribution of the Securities which was not in effect on the date hereof shall have become effective; or (vi) there shall have been such change in the market for the securities of either the Trust or the Guarantor or securities in general or in political, financial or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Final Prospectus.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

            12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, delivered, or telexed or telecopied and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department; if sent to the Guarantor or the Trust, shall be mailed, delivered, or telexed or telecopied and confirmed in writing to the Guarantor, 245 Park Avenue, New York, NY 10167, Attention: Chief Financial Officer.

            13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Guarantor and the Trust and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

            14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15. Construction. This Agreement shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of law.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

                                    Very truly yours,


                                    BEAR STEARNS CAPITAL TRUST III

                                    By:   THE BEAR STEARNS COMPANIES INC.,
                                          AS DEPOSITOR

                                    By: /s/ Samuel L. Molinaro Jr.
                                       -----------------------------------------
                                       Samuel L. Molinaro Jr.
                                       Chief Operating Officer and
                                       Senior Vice President - Finance


                                    THE BEAR STEARNS COMPANIES INC.

                                    By: /s/ Samuel L. Molinaro Jr.
                                       -----------------------------------------
                                       Samuel L. Molinaro Jr.
                                       Chief Operating Officer and
                                       Senior Vice President - Finance

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written on behalf of
themselves and as Representatives of
the several underwriters listed in
Schedule I hereto.

BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
FIRST UNION SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
QUICK & REILLY, INC.
WELLS FARGO VAN KASPER, LLC

By:   BEAR, STEARNS & CO. INC.

By:   /s/ Timothy O'Neill
      -------------------------------------------
      Timothy O'Neill
      Senior Managing Director

                                   SCHEDULE I



                                                              Number of Shares
                                                                 of Securities
Underwriters                                                   to be Purchased
------------                                                   ---------------

Bear, Stearns & Co. Inc................................................977,000
Leham Brothers Inc.....................................................973,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................973,000
Morgan Stanley & Co. Incorporated......................................973,000
Prudential Securities Incorporated.....................................973,000
Salomon Smith Barney Inc...............................................973,000
UBS Warburg LLC........................................................973,000
Banc of America Securities LLC.........................................275,000
Banc One Capital Markets, Inc..........................................275,000
First Union Securities, Inc............................................275,000
J.P. Morgan Securities Inc.............................................275,000
Quick & Reilly, Inc....................................................275,000
Wells Fargo Van Kasper, LLC............................................275,000
ABN AMRO Incorporated..................................................106,000
A.G. Edwards & Sons, Inc...............................................106,000
BB&T Capital Markets, A division of Scott and Stringfellow, Inc. ......106,000
CIBC World Markets Corp................................................106,000
Dain Rauscher Wessles..................................................106,000
Goldman, Sachs & Co....................................................106,000
HSBC Securities (USA) Inc..............................................106,000
McDonald Investments Inc., A KeyCorp Company...........................106,000
Morgan Keegan & Company, Inc...........................................106,000
U.S. Bancorp Piper Jaffray Inc.........................................106,000
Advest Inc..............................................................25,000
Blaylock & Partners, L.P................................................25,000
Charles Schwab & Co. Inc................................................25,000
Crowell, Weeden & Co....................................................25,000
Fahnestock & Co. Inc....................................................25,000
Fifth Third Securities Inc..............................................25,000
H&R BLOCK Financial Advisors, Inc.......................................25,000
Janney Montgomery Scott LLC.............................................25,000
Legg Mason Wood Walker, Inc.............................................25,000
Muriel Siebert & Co. Inc................................................25,000
Raymond James & Associates, Inc.........................................25,000
The Robinson-Humphrey Company, LLC......................................25,000
Stephens Inc............................................................25,000
Stifel, Nicolaus & Company Incorporated.................................25,000
TD Securities (USA) Inc.................................................25,000

Tucker Anthony Incorporated.............................................25,000
Utendahl Capital Partners, L.P..........................................25,000
Wachovia Securities, Inc................................................25,000
The Williams Capital Group, L.P.........................................25,000

                                                            Total...10,000,000
                                                                    ==========

                                   SCHEDULE II



Registration Statement No. 333-66861; 333-66861-01


TITLE OF SECURITIES

      7.80% Trust Issued Preferred Securities

NUMBER OF SECURITIES:

      10,000,000 shares to be purchased on the Closing Date

      Up to an additional 1,500,000 shares to be purchased on the Second Closing Date

PURCHASE PRICE BY UNDERWRITERS PER SECURITY:

      $25.00

UNDERWRITERS' COMPENSATION PER SECURITY:

      $.7875

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Immediately available funds by wire transfer

AMOUNT OF COMMON SECURITIES:

      309,279 shares

TRUST AGREEMENT:

      Trust Agreement, dated as of May 10, 2001, between The Bear Stearns Companies Inc. and the trustees named therein, as amended and restated by the Amended and Restated Trust Agreement, to be dated as of May 10, 2001, among The Bear Stearns Companies Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank USA, National Association, as Delaware Trustee, the administrators named therein and the holders, from time to time, of the Securities and the Common Securities.

DESIGNATION OF SUBORDINATED DEBENTURES:

      7.80% Junior Subordinated Deferrable Interest Debentures due 2031

AGGREGATE PRINCIPAL AMOUNT OF SUBORDINATED DEBENTURES:

      $257,731,975

INDENTURE:

      Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank, as Trustee; the First Supplemental Indenture, dated as of December 16, 1998, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank, as Trustee; and the Second Supplemental Indenture, dated as of May 10, 2001, between The Bear Stearns Companies Inc. and The Chase Manhattan Bank, as Trustee.

GUARANTEE:

      Guarantee Agreement, dated as of May 10, 2001, between The Bear Stearns Companies Inc. as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee.

CLOSING DATE:

      May 10, 2001 at 10:00 a.m. (New York City time)

CLOSING LOCATION:

      Kramer Levin Naftalis & Frankel LLP
      919 Third Avenue
      New York, New York  10022

                                  SCHEDULE III


                  (i) Each of the Guarantor, Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Holdings Limited ("BSHL") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Prospectus. Each of the Guarantor, Bear Stearns, BSSC, BSIL, BSHL and Bear Stearns Capital Trust III is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of Bear Stearns, BSSC, BSIL and BSHL is owned of record and, to our knowledge, beneficially by the Guarantor and by Bear Stearns, respectively, in each case free and clear, to our knowledge, of any lien, security interest or other encumbrance.

                  (ii) The execution, delivery and performance by the Guarantor of the Indenture, the Guarantee and the Trust Agreement and the consummation by the Guarantor of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Guarantor. Each of the Indenture, the Guarantee and the Trust Agreement has been duly and validly executed and delivered by the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iii) The Guarantor has all requisite corporate power to authorize, create and issue the Subordinated Debentures, and the Subordinated Debentures, when duly executed by the Guarantor, authenticated by the Debenture Trustee pursuant to the terms of the Indenture, and sold and delivered by the Guarantor pursuant to the Indenture, will be duly authorized and legally issued and will constitute binding obligations of the Guarantor entitled to the benefits of the Indenture in accordance with the terms of such Subordinated Debentures, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The statements in the Final

            Prospectus insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries in all material respects.

                  (iv) The Guarantor has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance by the Guarantor of the Underwriting Agreement and the consummation by the Guarantor of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Guarantor. The Underwriting Agreement has been duly and validly executed and delivered by the Guarantor and (assuming the due authorization, execution and delivery by the other parties hereto), constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

                  (v) The execution and delivery of the Underwriting Agreement, the Indenture, the Guarantee and the Trust Agreement, the consummation of the transactions contemplated thereby and compliance by the Guarantor with any of the provisions thereof will not (i) conflict with or violate any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Guarantor,
            (ii) conflict with, or result in a breach of any of the terms of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in imposition of, any lien or encumbrance upon any property or assets of the Guarantor pursuant to the terms of, any material document, agreement or other instrument of which we are aware to which the Guarantor is a party or by which it is bound,
            (iii) conflict with or violate any New York, Delaware corporate or federal law or regulation (other than federal and state securities or "blue sky" laws, as to which we express no opinion in this sentence), or (iv) conflict with or violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Guarantor of which we are aware. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Guarantor of the Underwriting Agreement, the Indenture, the Guarantee, and the Trust Agreement or the consummation by the Guarantor of the transactions contemplated thereby except for those that (i) may be required by Rule 424(b) promulgated under the 1933 Act, (ii) may be required under federal and state securities or blue sky laws, as to which we express no opinion or (iii) have been made under the 1933 Act or the Trust Indenture Act.

                  (vi) Neither the Trust nor the Guarantor is or, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

                  (vii) The Registration Statement, as of its effective date, and the Final Prospectus, as of its issue date and as of the date hereof, complied and comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion is expressed herein with respect to the financial statements and notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference therein or that should have been included therein).

                  (viii) To our knowledge, based upon telephonic confirmation from the Commission, the Registration Statement was declared effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any amendments thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

                  (ix) To our knowledge, based on telephone confirmation from the Commission, the Indenture and the Guarantee have been qualified under the Trust Indenture Act.

                  We have participated in conferences with directors, officers and other representatives of the Guarantor, representatives of the Underwriters and representatives of Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriters, at which conferences the contents of the Registration Statement or the Final Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, no facts have come to our attention that lead us to believe that the Registration Statement, on the effective date thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Final Prospectus).

                                   SCHEDULE IV


            To the best of my knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Final Prospectus, other than those disclosed therein, and there is no pending legal or governmental proceeding to which the Guarantor or any subsidiary of the Guarantor is a party or of which any of their property is the subject that is not described in the Final Prospectus, including ordinary routine litigation incidental to the business, which, if adversely decided, will have a material adverse effect upon the operations, business or assets of the Guarantor and its subsidiaries considered as one enterprise.

                                   SCHEDULE V

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                  (ii) Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business, all as described in the Final Prospectus.

                  (iii) The Trust Agreement constitutes a valid and binding obligation of the Guarantor and the Trustees, and is enforceable against the Guarantor and the Trustees, in accordance with its terms, subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  (iv) Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations hereunder and (b) issue and perform its obligations under the Securities and the Common Securities.

                  (v) Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                  (vi) The Securities have been duly authorized by the Trust Agreement and duly and validly issued and, subject to the qualifications set forth herein, are fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits provided by the Trust Agreement; the holders of the Securities (the "Securityholders"), as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement.

                  (vii) The Common Securities have been duly authorized by the Trust Agreement and represent validly issued undivided beneficial interests in the assets of the Trust.

                  (viii) Under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Securities and the Common Securities is not subject to preemptive rights.

                  (ix) The issuance and sale by the Trust of the Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (b) any applicable Delaware law or administrative regulation.

                  (x) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee (as defined in the Trust Agreement) and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Securities and the Common Securities. In rendering the opinion expressed in this paragraph
            (xi), such counsel need express no opinion concerning the securities laws of the State of Delaware.

                  (xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                                   SCHEDULE VI

            (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Securities Act, the Exchange Act and the applicable published rules and regulations thereunder.

            (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules examined or audited by them and included in the Final Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the published rules and regulations thereunder.

            (iii) They have performed certain specified procedures, not constituting an audit, including a reading of the unaudited interim consolidated financial statements of the Guarantor incorporated by reference in the Final Prospectus, as amended or supplemented, and of the latest available unaudited interim consolidated financial data of the Guarantor; a reading of the minutes of the meetings and consents of the stockholders, the Board of Directors and the Executive Committee of the Board of Directors of the Guarantor and of each of the Significant Subsidiaries (as such term defined in Rule 405 of Regulation C of the Regulations) of the Guarantor since the end of the most recent fiscal year with respect to which an audit report has been issued; inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters with respect to the unaudited consolidated financial statements incorporated by reference in the Final Prospectus, as and the latest available unaudited interim consolidated financial data of the Guarantor.

            (iv) Nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

                  (a)(i) The unaudited consolidated financial statements described in paragraph (iii) above incorporated by reference in the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Acts and with the related published rules and regulations and (ii) any material modifications should be made to the unaudited consolidated financial statements for them to be conformity with generally accepted accounting principles; or

                  (b) as of a specified date not more than five days prior to the date of such letter and as of the date of the latest available unaudited consolidated monthly financial data of the Guarantor, there was any change in the capital stock or long-term indebtedness of the Guarantor and its subsidiaries or any decrease in the stockholders' equity of the Guarantor, in each case as compared with the amounts shown on the most recent unaudited consolidated statement of financial condition of the Guarantor included and incorporated by reference in the Final Prospectus, or during the period from the date of such statement of financial condition to the date of the latest available unaudited consolidated financial data of the Guarantor, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenue net of interest expense, if any, and net income of the Guarantor and its subsidiaries, except in each such case for changes or decreases set forth in or contemplated by the Final Prospectus, or except for such changes or decreases set forth in such letter.

            (v) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Final Prospectus, including the information included or incorporated in certain specified Items of the Guarantor's Annual Report on Form 10-K, incorporated in the Final Prospectus, as amended or supplemented, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Guarantor's Quarterly Reports on Form 10-Q, incorporated in the Final Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

            (vi) In addition to the examination referred to in their report included or incorporated by reference in the Final Prospectus, and the limited procedures referred to in paragraph (iii) above, they have provided such additional information as the Underwriters reasonably request with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Final Prospectus, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting records or computations therefrom.





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